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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 2002, with respect to the financial statements of Goodman Fielder Limited included in the Registration Statement (Form F-4 to be filed on or about July 30, 2003) and related Prospectus of Burns, Philp & Company Limited for the registration of $100,000,000, 9 1/2% Series B Senior Notes due 2010.

                                       /s/ Ernst & Young

                                           Ernst & Young

Sydney, Australia
July 30, 2003